Exhibit 99.3

AVIS BUDGET GROUP ANNOUNCES MANAGEMENT RE-ALIGNMENT
IN CONJUNCTION WITH ITS ACQUISITION OF AVIS EUROPE

PARSIPPANY, N.J., September 30, 2011 — Avis Budget Group, Inc. (NASDAQ: CAR) announced today that it plans to create three new operating regions effective October 3, 2011, when the acquisition of Avis Europe plc (LN: AVE) is expected to be completed. The three regions will include Europe, Middle East and Africa (EMEA), North America, and Latin America/ Australasia. The following management changes will take effect within these regions as the Company moves forward with integration of the two companies:

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Larry D. De Shon has been appointed President, EMEA.  Mr. De Shon was previously Executive Vice President, Domestic (U.S.) Operations, Avis Budget Group.  In his new position, Mr. De Shon will oversee the Avis and Budget car rental businesses in Europe, the Middle East and Africa.  Mr. De Shon succeeds Pascal Bazin, formerly Chief Executive Officer for Avis Europe plc, who will stay on with the Company until the end of the year in a consulting capacity to assist in the transition.

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Thomas M. Gartland has been named President, North America, which will now include the company’s U.S. and Canadian operations.  In his new role, Mr. Gartland will be responsible for Operations, Sales, Marketing and Customer Care across the region.  Mr. Gartland previously held the position of Executive Vice President, Sales, Marketing & Customer Care, Avis Budget Group.

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Patric Siniscalchi has been named President, Latin America/Australasia, overseeing the Avis and Budget car rental businesses in the Caribbean, Central and South America, Asia, Australia and New Zealand. Mr. Siniscalchi, who was previously Executive Vice President, International Operations, Avis Budget Group, will add the Asia operations of Avis Europe to his responsibilities in these territories.

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David B. Wyshner has been named Senior Executive Vice President and Global Chief Financial Officer, Avis Budget Group.  Mr. Wyshner will continue to oversee all financial functions including Accounting, Acquisitions, Financial Planning & Analysis, Risk Management, Treasury, etc., in addition to certain other corporate functions including Corporate Communications and Information Technology.

“Our re-aligned management team brings proven leadership and a strong track record of strategic achievement and operational excellence to our new regional structure,” said Ronald L. Nelson, chairman and chief executive officer, Avis Budget Group.  “With the combined leadership teams and workforces of Avis Europe and Avis Budget Group, I believe that we are well positioned to compete as a truly global Company.”

Mr. Gartland, Mr. Siniscalchi and Mr. Wyshner will continue to be based in Avis Budget Group’s World Headquarters in Parsippany, N.J.  Mr. De Shon will be based in the former headquarters of Avis Europe plc in Bracknell, U.K.  All four will continue to report directly to Mr. Nelson.  All other corporate functions, including Strategy, Legal and Human Resources, will also continue to report to Mr. Nelson.

These management changes will follow Avis Budget Group’s acquisition of Avis Europe plc, which has operated the Avis and Budget brands in the EMEA regions, and the Avis brand in Asia, under licenses from Avis Budget Group.  The acquisition, which will formally close on October 3, reunites the Avis and Budget brands under the global ownership of Avis Budget Group.

About Avis Budget Group, Inc.
Avis Budget Group is a leading global provider of vehicle rental services through its Avis and Budget brands.  Upon completion of the acquisition of Avis Europe plc, Avis Budget Group will serve customers through more than 10,000 rental locations in approximately 175 countries around the world.  Avis Budget Group has approximately 21,000 employees and is headquartered in Parsippany, N.J.  For more information, visit www.avisbudgetgroup.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "plans", and similar expressions or future or conditional verbs such as "will", "may" and "could" are generally forward-looking in nature and not historical facts. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Avis Budget does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this press release.

Contacts
Media                                                                           Investor Relations
John Barrows                                                               Neal Goldner
(973) 496-7865                                                               (973) 496-5086
PR@avisbudget.com                                                   IR@avisbudget.com

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